Exhibit 10.120

                                                                  EXECUTION COPY

                              STANDARD DEFINITIONS

            "50/50 Loan" shall mean a Timeshare Loan where the Obligor has elected to make a down payment equal to at least 50% of the total purchase price of the Timeshare Property or Timeshare Properties with the remaining balance (together with interest) due within one year of the origination date, such balance to be paid either in 12 monthly amortizing installments of principal and interest or all principal and interest due in a lump sum payment on the one year anniversary of the origination of the Timeshare Loan.

            "ACH Form" shall mean the ACH authorization form executed by Obligors substantially in the form attached as Exhibit C to each of the Sale Agreement and the Purchase Agreement.

            "Act" shall have the meaning specified in Section 1.4 of the Indenture.

            "Additional Approved Opinion Resort" shall mean a Resort (1) for which Bluegreen shall have provided such due diligence materials as the Agent may reasonably request, (2) for which the Agent shall have received a favorable written opinion of local counsel relating to such timeshare and real estate law issues as the Agent may reasonably request and (3) for which the Agent shall have approved in writing as a Resort for which the Seller and the Depositor may sell Timeshare Loans secured by Timeshare Properties at such Resort pursuant to the Purchase Agreement and Sale Agreement, respectively.

            "Additional Approved Non-Opinion Resort" shall mean a Resort (1) for which Bluegreen shall have provided such due diligence materials as the Agent may reasonably request and (2) for which the Agent shall have approved in writing as a Resort for which the Seller and the Depositor may sell Timeshare Loans secured by Timeshare Properties at such Resort pursuant to the Purchase Agreement and the Sale Agreement, respectively.

            "Additional Servicing Compensation" shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees and any Liquidation Expenses collected by the Servicer and any unreimbursed out-of-pocket expenses incurred by the Servicer during the related Due Period.

            "Administration Agreement" shall mean the administration agreement, dated as of December 1, 2004, by and among the Administrator, the Owner Trustee, the Issuer and the Indenture Trustee, as amended from time to time in accordance with the terms thereof.

            "Administrator" shall mean Bluegreen or any successor under the Administration Agreement.

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            "Administrator Fee" shall equal on each Payment Date an amount equal to the product of (i) one-twelfth and (ii) (A) if Bluegreen or an affiliate thereof is the Administrator, $1,000.00 and (B) if Wilmington Trust Company is the Administrator, $20,000.00.

            "Adverse Claim" shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture or any other Transaction Document in favor of the Indenture Trustee and the Noteholders.

            "Affected   Party"  shall  mean,  with  respect  to  any  Structured
Purchaser, any Liquidity Institution of such Structured Purchaser.

            "Affiliate" shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, that under no circumstances shall the Trust Company be deemed to be an Affiliate of the Issuer, the Depositor or the Owner, nor shall any of such parties be deemed to be an Affiliate of the Trust Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, any entity included in the same U.S. GAAP consolidated financial statements as Bluegreen shall be an Affiliate of Bluegreen.

            "Agent" shall mean Branch Banking and Trust Company, a North Carolina corporation and its successors and assigns under the Note Funding Agreement.

            "Aggregate Initial Loan Balance" shall mean the sum of all the Cut-Off Date Loan Balances.

            "Aggregate   Initial  Note  Balance"  shall  mean  the  sum  of  all
Borrowings on each Funding Date.

            "Aggregate Loan Balance" means the sum of the Loan Balances for all Timeshare Loans.

            "Aggregate Outstanding Note Balance" is equal to the sum of the Outstanding Note Balances for all Classes of Notes.

            "Aggregate Principal Distribution Amount" shall equal on each Payment Date, the amount of principal that must be repaid on all Classes of Notes such that a Borrowing Base Deficiency will not occur, giving effect to all distributions on each Payment Date; provided, however, after the Facility Termination Date, upon written notice by the Agent to the Issuer and the Servicer, the Aggregate Principal Distribution Amount shall equal the Aggregate Outstanding Note Balance.


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            "Allocated  Commercial Paper" means commercial paper issued by or on behalf of the Structured Purchaser if the proceeds thereof are used (or, in the case of a Defaulted Borrowing Date, would have been used) to fund or maintain one or more Borrowings.

            "Alternate Rate" shall mean, for any Interest Accrual Period and any Purchaser, a rate per annum equal to LIBOR for such period; provided, however, that (i) if the Alternate Rate becomes applicable with respect to any part of a Purchaser's interest in the Notes without at least three LIBOR Business Days' prior notice by the Issuer to the Agent, then the Alternate Rate for such part of such interest for each day prior to the expiration of such notice period shall be the Base Rate; (ii) if such Purchaser shall notify the Agent that a LIBOR Disruption Event has occurred and is continuing, then the Alternate Rate for such Interest Accrual Period shall be a rate per annum equal to the Base Rate in effect from time to time during such Interest Accrual Period; and (iii) without limiting the foregoing, if with respect to such Interest Accrual Period such Purchaser shall have notified the Agent that the rate at which deposits of United States dollars are being offered to such Purchaser in the London interbank market does not materially accurately reflect the cost to such Purchaser of funding its interest in the Notes for such Interest Accrual Period, then the Alternate Rate for such Interest Accrual Period shall be a rate per annum equal to the Base Rate in effect from time to time during such Interest Accrual Period.

            "Approved Resort" shall mean as the context shall require, an Initial Approved Opinion Resort, an Initial Approved Non-Opinion Resort, an Additional Approved Opinion Resort and/or an Additional Approved Non-Opinion Resort.

            "Aruba Loan" shall mean either an Aruba Right-to-Use Loan or an Aruba Club Loan.

            "Aruba Club Loan" shall mean a timeshare loan originated by the Aruba Originator on or after January 26, 2004 (or an Aruba Right-to-Use Loan properly converted to an Aruba Club Loan) and evidenced by an Owner Beneficiary Agreement and secured by an Aruba Share Certificate.

            "Aruba Right-to-Use Loan" shall mean a Timeshare Loan originated by the Aruba Originator prior to January 26, 2004.

            "Aruba Originator" shall mean Bluegreen Properties, N.V., an Aruba corporation.

            "Aruba Share Certificate" shall mean a share certificate issued by the timeshare cooperative association of La Cabana Beach & Racquet Club in Aruba, which entitles the owner thereof the right to use and occupy a fixed Unit at a fixed period of time each year at the La Cabana Beach & Racquet Club in Aruba or Owner Beneficiary Rights under the Club Trust Agreement.

            "Assignment of Mortgage" shall mean, with respect to a Club Loan (other than an Aruba Club Loan), a written assignment of one or more Mortgages from the related Originator or Seller to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is


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located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.

            "Association"   shall  mean  the   not-for-profit   corporation   or
cooperative association responsible for operating a Resort.

            "Assumption Date" shall have the meaning specified in the Backup Servicing Agreement.

            "Authorized Officer" shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.

            "Available Commitment" shall mean, on any day for a Committed Purchaser, such Purchaser's Commitment in effect on such day minus such Purchaser's pro rata interest (calculated on the basis of advances made by such Purchaser in respect of Borrowings,) in the Outstanding Note Balance of each Class of Notes on such day.

            "Available Funds" shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the General Reserve Account pursuant to Section 3.2(b) of the Indenture, (iii) the Seller or the Depositor, as the case may be, pursuant to Section 4.6 of the Indenture, (iv) the Servicer pursuant to the Indenture and (v) any payment received in respect of any Hedge Agreement, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through such Payment Date, less (C) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (D) any Additional Servicing Compensation on deposit in the Collection Account.

            "Backup Servicer" shall mean Concord Servicing Corporation, an Arizona corporation, and its permitted successors and assigns.

            "Backup Servicing Agreement" shall mean the backup servicing agreement, dated as of December 1, 2004, by and among the Issuer, the Depositor, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

            "Backup Servicing Fee" shall on each Payment Date (so long as Concord Servicing Corporation is the Backup Servicer), be equal to:

            (A) prior to the removal or resignation of Bluegreen, as Servicer, the greater of (i) $1,000.00 and (ii) the product of (1)(x) $0.10 and (y) the number of Timeshare Loans in the


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Trust  Estate at the end of the related  Due Period if such number of  Timeshare
Loans is 20,000 or less or (2)(x) $0.075 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period if such number of Timeshare Loans is greater than 20,000, and

            (B) after the removal or resignation of Bluegreen, as Servicer, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.

            "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

            "Base Rate" shall mean, for any day, a rate per annum (in no event higher than the maximum rate permitted by applicable law) equal to the rate of interest publicly announced or, if not publicly announced, quoted internally from time to time by the Agent at its principal office in Winston Salem, North Carolina as its prime commercial lending rate in effect in the United States of America, such prime rate not intended to be the lowest rate of interest charged by the Agent to any class of debtors.

            "Beneficiary" shall be as defined in the Club Trust Agreement.

            "Benefit  Plan" shall mean an "employee  benefit plan" as defined in
Section 3(3) of ERISA, or any other "plan" as defined in Section 4975(e)(1) of the Code, that is subject to the prohibited transaction rules of ERISA or of
Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law.

            "Bluegreen"  shall  mean  Bluegreen  Corporation,   a  Massachusetts
corporation, and its permitted successors and assigns.

            "Bluegreen Owned Resort" shall mean a Resort which is owned by Bluegreen.

            "Borrowing" shall mean a borrowing made by the Issuer pursuant to the terms and conditions of the Indenture and the Note Funding Agreement.

            "Borrowing Base" shall mean, on any Determination Date, an amount equal to the product of (x) the Borrowing Base Percentage and (y)(1) the Aggregate Loan Balance as of the close of business on the last day of the related Due Period less (2) without duplication, (A) the Excluded Loan Balance,
(B) the aggregate Loan Balance of all Defaulted Timeshare Loans and (C) the aggregate Loan Balance of Timeshare Loans that are determined to be Defective Timeshare Loans as of the close of business on the last day of the related Due Period.

            "Borrowing Base Percentage" shall mean on any date of determination, the lower of (i) 85% and (ii) 100% less the percentage credit enhancement required by the Rating Agency to achieve a rating of "BBB" (or the equivalent) with respect to a securitization of timeshare loans similar to the Timeshare Loans in the Trust Estate plus, in the case of clause (ii) only, 2.0%. With respect to clause (ii) of this definition, the percentage credit enhancement shall be determined either by special request to the Rating Agency or by reference to recent securitization transactions of timeshare loans originated by Bluegreen and its Affiliates.


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            "Borrowing Base Deficiency" shall mean on any date of determination, the excess if any, of the Aggregate Outstanding Note Balance on such date over the Borrowing Base as of the most recent Determination Date.

            "Borrowing Notice" shall have the meaning specified in Section 2.1(d) of the Note Funding Agreement.

            "Boyne Resort" shall mean the Resort located in Michigan known as Mountain Run at Boyne(TM).

            "Breakage Costs" shall mean, to the extent that on any day (including but not limited to a day that principal is due) all or any portion of any Borrowing held by a Structured Purchaser is repaid or prepaid or purchased as contemplated by Section 2.2(e) of the Note Funding Agreement (a "CP Borrowing Payment Date"), and the principal amount of such repayment or prepayment or purchase is in excess of the principal component of Allocated Commercial Paper of such Structured Purchaser which matures on such CP Borrowing Payment Date (such excess, the "CP Excess Amount"), an amount equal to the sum of (a) all interest (at the applicable CP Rate) that would have accrued (had such CP Borrowing Payment Date not occurred) hereunder on such CP Excess Amount through and including the later to occur of (i) the day on which the aggregate principal component of Allocated Commercial Paper of such Structured Purchaser which will mature on or after the relevant CP Borrowing Payment Date equals or exceeds such CP Excess Amount or (ii) the day on which the latest maturing Structured Hedge Agreement entered into by the Structured Purchaser and relating to the Allocated Commercial Paper described in clause (i) of this paragraph matures (such later date, the "Funding Maturity Date"), plus (b) any amounts required to be paid to unwind any relevant Structured Hedge Agreements; provided, that such Structured Purchaser shall, on the applicable Funding Maturity Date, make a payment to the Issuer in an amount equal to the income (less the reasonable costs and expenses of obtaining such income), if any, actually received by such Structured Purchaser from investing the CP Excess Amount for the period from the CP Borrowing Payment Date until such Funding Maturity Date.

            "Business Day" shall mean any day other than (i) a Saturday, a Sunday, or (ii) a day on which banking institutions in New York City, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

            "Casa del Mar Resort" shall mean the Resort located in Florida known as Casa del Mar Beach Resort(TM).

            "Cash Accumulation  Event" shall exist on any Determination Date, if
(A) for the last six Due Periods, the average Delinquency Level (Trust Estate) for Timeshare Loans is greater than 8%, or (B) for the last six Due Periods, the average Default Level (Trust Estate) is greater than 10%. A Cash Accumulation Event shall be deemed to be continuing until waived by the Agent in its sole discretion.


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            "Certificate"  shall mean a Trust Certificate or a Residual Interest
Certificate, as applicable.

            "Certificate Distribution Account" shall have the meaning specified in Section 5.01 of the Trust Agreement.

            "Certificate of Trust" shall mean the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.

            "Certificateholders" shall mean the holders of the Trust Certificate and Residual Interest Certificate.

            "Class" shall mean, as the context may require, any of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes.

            "Class A Notes" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

            "Class B Notes" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

            "Class C Notes" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

            "Class D Notes" shall have the meaning specified in the Recitals of the Issuer in the Indenture.

            "Closing Date" shall mean December 31, 2004.

            "Club" shall mean Bluegreen Vacation Club Trust, doing business as Bluegreen Vacation Club, formed pursuant to the Club Trust Agreement.

            "Club Loan" shall mean a timeshare loan (i) originated by the Club Originator and evidenced by a Mortgage Note and an Owner Beneficiary Agreement and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit or (ii) an Aruba Club Loan.

            "Club Management Agreement" shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

            "Club Managing Entity" shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club's reservation system, and its permitted successors and assigns.

            "Club Originator" shall mean Bluegreen, in its capacity as an Originator.

            "Club Trust Agreement" shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club


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Trustee, as amended,  restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

            "Club   Trustee"  shall  mean  Vacation   Trust,   Inc.,  a  Florida
corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

            "Collection   Account"  shall  mean  the  account   established  and
maintained by the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.

            "Collection Policy" shall mean the collection policy of the initial servicer, dated December 1, 2004 attached to the Indenture as Exhibit J.

            "Collections" shall mean all amounts received in connection with a Timeshare Loan.

            "Committed Purchaser" shall mean any Purchaser which has a Commitment as set forth in its respective Joinder Supplement and any Assignee of such Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement (so long as the Commitments are in effect).

            "Commitment" shall mean with respect to a Committed Purchaser, the maximum amount of such Purchaser's commitment to make advances to the Issuer as set forth in the Joinder Supplement or the Transfer Supplement by which such Purchaser became a party to the Note Funding Agreement.

            "Commitment Expiration Date" shall be December 29, 2005 or such later date as specified in writing to the Issuer by all Committed Purchasers in their sole discretion.

            "Commitment Percentage" shall mean with respect to a Committed Purchaser, such Purchaser's Commitment as a percentage of all Commitments.

            "Completed Unit" shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy, is ready for occupancy and is subject to a time share declaration.

            "Confidential   Information"  means  information   obtained  by  any
Noteholder including, without limitation, related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by the Issuer, the Servicer or their Affiliates or (d) any other public disclosure authorized by the Issuer or the Servicer.


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            "Consolidated  Net  Worth"  shall mean on a  consolidated  basis for
Bluegreen and its subsidiaries, at any date, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital of Bluegreen in excess of par or stated value relating to capital stock plus (c) retained earnings (or minus any retained earning deficit) of Bluegreen minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

            "Consumer Price Index" shall mean the Consumer Price Index (All Items) published in the Monthly Labor Review by the U.S. Bureau of Labor Statistics or, if such index shall no longer be published, any comparable measure of changes in consumer prices on a national basis that is prepared and published periodically by an agency of the United States.

            "Continued Errors" shall have the meaning specified in Section 5.4 of the Indenture.

            "Conversion Loan" shall mean a loan originated to finance the fee related to the conversion of an Oasis Lakes Loan, non-Vacation Club RDI Loan, an Aruba Right-to-Use Loan or other non-Club Loan to a Club Loan.

            "Corporate Trust Office" shall mean the office of the Indenture Trustee located in the State of Minnesota, which office is at the address set forth in Section 13.3 of the Indenture.

            "CP Rate" means for any Interest Accrual Period and any Purchaser, the per annum rate equivalent to the weighted average of the per annum rates which may be paid or are payable by such Purchaser from time to time as interest on or otherwise (by means of hedge agreements or otherwise) in respect of such Purchaser's issuance of commercial paper that are allocated in whole or in part by or on behalf of such Purchaser to fund the Notes during such Interest Accrual Period, as determined by or on behalf of such Purchaser, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of the related commercial paper notes and to net payments owned or received by such Purchaser under any hedge agreements entered into by such Purchaser in connection with such allocated commercial paper; provided, however, that if any rate in connection with the issuance of commercial paper is a discount rate, then such rate shall be the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum. The CP Rate shall be adjusted to take into account all Breakage Costs or costs, if any, specified in Section 6.5 of the Note Funding Agreement incurred by such Purchaser during the relevant Interest Accrual Periods.

            "Credit Policy" shall mean the credit and underwriting policy of the Originators, dated December 1, 2004 attached to the Indenture as Exhibit K

            "Custodial Agreement" shall mean the custodial agreement, dated as of December 1, 2004 by and among the Issuer, the Depositor, the Servicer, the Backup Servicer, and the Indenture Trustee and Custodian, as the same may be amended, supplemented or otherwise modified from time to time providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.


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            "Custodian"  shall mean U.S. Bank National  Association,  a national banking association, or its permitted successors and assigns.

            "Custodian Fees" shall mean for each Payment Date, the fee payable by the Issuer to the Custodian in accordance with the Custodial Agreement.

            "Cut-Off Date" shall mean with respect to a Timeshare Loan, the date specified in the Schedule of Timeshare Loans as the date after which all subsequent Collections related to such Timeshare Loans are sold by the Seller to the Depositor and by the Depositor to the Issuer.

            "Cut-Off Date Loan Balance" shall mean the Loan Balance of a Timeshare Loan on its related Cut-Off Date.

            "Default" shall mean an event which, but for the passage of time or the giving of notice or both, would constitute an Event of Default under the Indenture.

            "Default Level (Trust Estate)" shall mean for any Due Period, the product of (i) 12 and (ii) the sum of the Loan Balances of Timeshare Loans in the Trust Estate that became Defaulted Timeshare Loans during such Due Period less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which are still subject to the Lien of the Indenture at such time, divided by the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate on the last day of such Due Period (expressed as a percentage).

            "Default Level (Portfolio)" shall mean for any Test Date, the product of (i) 12 and (ii) (A) the sum of the Loan Balances of Portfolio Loans serviced by the Servicer for which all or a part of a scheduled payment became more than 120 days delinquent (other than if such payment relates to the first or second payment (which for the avoidance of doubt shall not be used in any manner for these calculations)) from the related due date as of the end of the related calendar month less the Loan Balances of such Timeshare Loans that subsequently became current during such calendar month, divided by (B) the Aggregate Loan Balance of all Portfolio Loans serviced by the Servicer on the last day of such calendar month (expressed as a percentage).

            "Defaulted  Borrowing  Date"  shall have the  meaning  specified  in
Section 6.5 of the Note Funding Agreement.

            "Defaulted Timeshare Loan" is any Timeshare Loan for which any of the following events may have occurred: (i) the Servicer has commenced cancellation or forfeiture or deletion actions on such Timeshare Loan after collection efforts have failed in accordance with its Collection Policy or (ii) as of the last day of any Due Period, all or part of a scheduled payment under the Timeshare Loan is more than 90 days delinquent from the related due date.

            "Defective  Timeshare  Loan"  shall have the  meaning  specified  in
Section 4.6 of the Indenture.

            "Delinquency Level (Trust Estate)" shall mean for any Due Period, an amount equal to the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) in the Trust Estate that are 31 days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate as of the last day of such Due Period (expressed as a percentage).

            "Delinquency Level (Portfolio)" shall mean for any Test Date, an amount equal to the sum of the Loan Balances of Portfolio Loans (other than the sum of the Loan Balances of Portfolio Loans serviced by the Servicer for which all or a part of a scheduled payment is more than 120 days delinquent from the related due date as of the end of the related calendar month) at such Test Date serviced by the Servicer that are 31 days or more delinquent as of such Test Date divided by the Aggregate Loan Balance of all Portfolio Loans serviced by the Servicer as of such Test Date (expressed as a percentage).

            "Depositor" shall mean Bluegreen Receivables Finance Corporation IX, a Delaware Corporation, and its permitted successors and assigns.

            "Determination Date" shall mean with respect to any Payment Date, the day that is five Business Days prior to such Payment Date.

            "Developer" shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

            "Due Period" shall mean with respect to any Payment Date, the period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month. The initial Due Period for the Initial Payment Date, shall be the period beginning on the day after the initial Cut-Off Date and ending on, and including, the 15th day of the month immediately succeeding the initial Cut-Off Date.

            "Eligible Bank Account" shall mean a segregated account, which may be either (a) maintained with a depositary institution or trust company whose long-term unsecured debt obligations are rated at least "A" by Fitch and "A2" by Moody's and whose short-term unsecured obligations are rated at least "A-1" by Fitch and "P-1" by Moody's; or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee.

            "Eligible Investments" shall mean one or more of the following:

                  (a) obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (b) federal funds,  certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of the three highest rating categories available from S&P and no lower than A2 by Moody's; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated in the highest rating category by such Rating Agency;

                  (c) commercial paper or commercial paper funds (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by each Rating Agency; and

                  (d) any  no-load  money  market  fund rated  (including  money market funds managed or advised by the Indenture Trustee or an Affiliate thereof) in the highest short-term rating category or equivalent highest long-term rating category by each Rating Agency; provided that, Eligible Investments purchased from funds in the Eligible Bank Accounts shall include only such obligations or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date;

                  (e) demand and time deposits in,  certificates  of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the commercial paper or other short-term deposits of such depository institution or trust company are rated at least P-1 by Moody's and at least A-1 by S&P;

and provided, further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services; and provided, further, that the Issuer may not exercise any voting rights affecting Eligible Investments.

            "Eligible Lender" shall mean, at any time, (a) a company that The Liberty Hampshire Company, LLC (i) is the legal owner of and (ii) for which it provides administrative services and (b) is either (i) a commercial paper issuing company or (ii) a company which obtains funding from a commercial paper issuing company.

            "Eligible Owner Trustee" shall have the meaning specified in Section
10.01 of the Trust Agreement.

            "Eligible Timeshare Loan" shall mean a Timeshare Loan which satisfied the representations and warranties set forth in Schedule I of the Purchase Agreement and the Sale Agreement on the date such Timeshare Loan was transferred by Bluegreen to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Issuer pursuant to the Sale Agreement; provided, however, that any Timeshare Loan that becomes a Defaulted Timeshare Loan shall cease to be an Eligible Timeshare Loan.

            "Equity Offering" shall mean an offering by Bluegreen of any of its Capital Stock.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Errors" shall have the meaning specified in Section 5.4 of the Indenture.

            "Event of Default" means any one of the following events:

            (a) a default in the making of Interest Distribution Amounts, Principal Distribution Amounts or any other payments in respect of any Note when such become due and payable, and continuance of such default for two (2) Business Days;

            (b) a non-monetary default in the performance, or breach, of any covenant of the Issuer, the Servicer, the Depositor or the Club Trustee in the Indenture or other Transaction Document (other than a covenant dealing with a default in the performance of which, or the breach of which, is specifically dealt with elsewhere in this definition or as a Servicer Event of Default) and the continuance of such default or breach for a period of 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Agent at its sole discretion (1) that such breach cannot be cured in the 30-day period, (2) that such breach can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee's or Agent's giving written notice thereof to the Issuer; provided, however, that if such default or breach is in respect of (1) the negative covenants contained in
Section 8.6(a)(i) or (ii) of the Indenture or (2) a breach that cannot be cured, there shall be no grace period whatsoever; or

            (c) if any representation or warranty of the Issuer, the Servicer, the Depositor or the Club Trustee made in the Indenture or other Transaction Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Agent at its sole discretion (1) that such representation or warranty cannot be cured in the 30-day period, (2) that such representation or warranty can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee's or Agent's giving written notice thereof to the Issuer; provided, however, if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or

            (d) the entry by a court having jurisdiction over the Issuer of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Issuer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (e) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Issuer's failure to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

            (f) the Issuer becoming subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

            (g) the impairment of the validity of any security interest of the Indenture Trustee in the Trust Estate in any material respect, except as expressly permitted under the Transaction Documents, or the creation of any material encumbrance on or with respect to the Trust Estate or any portion thereof not otherwise permitted, which is not stayed or released within ten (10) days of the Issuer having Knowledge of its creation; or

            (h) the occurrence and continuance of a Servicer Event of Default;

            (i) a Borrowing Base Deficiency shall exist for more than two (2) Business Days after any Determination Date (unless such Borrowing Base Deficiency is caused by a reduction of the Borrowing Base Percentage pursuant to clause (ii) of the definition thereof).

            "Excluded Loan Balance" shall mean on any date of determination, without duplication, the sum of the following:

            (a) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to an Obligor or group of Affiliate Obligors exceeds 0.20% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (b) the amount by which the aggregate Loan Balance of any Eligible Timeshare Loans relating to any Obligor or Affiliate Obligors exceeds $100,000, plus

            (c) the amount by which the aggregate Loan Balance of Aruba Loans relating to Obligors that are non-United States resident exceeds 40% of the Aggregate Loan Balance of all Aruba Loans, plus

            (d) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Obligors that are non-United States residents exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (e) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Aruba Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (f) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Aruba Loans exceeds 5% of the Maximum Facility Balance, plus

            (g) the amount of the aggregate Loan Balance of Eligible Timeshare Loans with a Timeshare Loan Rate of less than 14.40% necessary to increase the weighted average Timeshare Loan Rate (weighted on the basis of Loan Balance) of all Eligible Timeshare Loans to at least 14.40%, plus

            (h) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to any one Resort exceeds 40% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (i) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Obligors with billing addresses in any one state exceeds 20% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (j) the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor is an employee or a relative of an employee of Bluegreen or any Subsidiary thereof exceeds 0.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (k) the aggregate Timeshare Loan File Deficiency Excluded Balance; plus

            (l) the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to 50/50 Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

            (m) the amount by which the  aggregate  Loan Balance of all Eligible
Timeshare Loans which terms thereof have been modified, waived or amended exceeds the maximum specified in Section 5.3(a)(ix) of the Indenture; plus

            (n) the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to an Initial Approved Non-Opinion Resort or an Additional Approved Non-Opinion Resort exceeds 3% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

            (o) the amount by which the aggregate Loan Balance of Large Loans exceeds 10% of the Aggregate Loan Balance of all Eligible Timeshare Loans, plus

            (p) with respect to each Large Loan, the difference between the Loan Balance of such Large Loan and $35,000.

            "Facility Termination Date" shall mean the earlier of (i) the Commitment Expiration Date, (ii) the date of any termination of the Note Funding Agreement by the Issuer pursuant to Section 2.2(a) thereof, (iii) the date the Commitments are terminated pursuant to Section 2.5 of the Note Funding Agreement (except if such termination is a result of a Cash Accumulation Event) and (iv) the Stated Maturity.

            "Fee Letter" shall mean those letter agreements each designated therein as a Fee Letter and dated as of December 1, 2004, among the Agent, the Placement Agent, the Issuer and Bluegreen, as such letter agreement may be amended or otherwise modified from time to time.

            "Fees" shall mean the fees set forth in the Fee Letter.

            "Finance Agreement" shall mean a purchase and finance agreement between an Obligor and the Aruba Originator pursuant to which such Obligor finances the purchase of Aruba Share Certificates.

            "Force Majeure Delay" shall mean with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person's delivery of the reports required to be delivered or the performance of any other duty or obligation of the Servicer under the Indenture as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Agent written notice thereof as soon as possible after the beginning of such delay.

            "Foreclosure Properties" shall have the meaning specified in Section 5.3(b) of the Indenture.

            "Funding Date" shall mean the date on which the Issuer shall make a Borrowing pursuant to the Indenture and the Note Funding Agreement.

            "Funding Termination Event" shall mean the occurrence of any of the following events: (a) an Event of Default shall have occurred, or (b) any representation or warranty made or deemed made by the Issuer, the Depositor, the Seller or the Servicer herein or in any other Transaction Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Note Funding Agreement or any such other Transaction Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that a breach of the Seller's representation and warranty under Section 6(a) of each of the Sale Agreement or the

Purchase Agreement shall be deemed to occur only if the Seller is required to and does not repurchase or provide substitute Timeshare Loans for the Timeshare Loans causing such violation in accordance with the terms of the Purchase Agreement or Sale Agreement within the time frame provided for therein; or (c) the Issuer, the Depositor, the Seller or the Servicer shall fail to observe or perform any material provision of any other agreement contained in the Note Funding Agreement or any other Transaction Document (other than as provided in paragraphs (a) and (b) of this definition), and such failure shall continue unremedied for a period of 5 Business Days after the Issuer, the Depositor, the Seller or the Servicer becomes aware of or is notified of such failure; or
(d)(i) the Indenture shall cease, for any reason, to be in full force and effect, or the Issuer shall so assert or (ii) the Lien created by the Indenture shall cease to be enforceable and of the same effect and priority purported to be created thereby, or (e) a Cash Accumulation Event shall have occurred.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

            "General Reserve Account" shall mean the account maintained by the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Grant" shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

            "Hedge Agreement" shall mean the interest rate cap agreement(s) entered into by the Issuer on each Funding Date in accordance with Section 9.16 of the Note Funding Agreement.

            "Highest Lawful Rate" shall have the meaning specified in Section 3 of the Sale Agreement.

            "Holder" or "Noteholder" shall mean a holder of a Class A Note, Class B Note, Class C Note or a Class D Note.

            "II" shall mean Interval International, Inc.

            "Indebtedness"  shall  mean with  respect to any Person at any date,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Indebtedness of other Persons to the extent guaranteed by such Person.

            "Indenture" shall mean the indenture, dated as of December 1, 2004, by and among the Issuer, the Club Trustee, the Servicer, the Backup Servicer, the Indenture Trustee and the Agent.

            "Indenture Trustee" shall mean U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor as set forth in Section
7.9 of the Indenture.

            "Indenture Trustee Fee" shall mean for each Payment Date, the sum of
(A) $875.00 and (B) until the Indenture Trustee shall become the successor Servicer, the greater of (A) the product of one-twelfth of 0.0175% and the Aggregate Loan Balance as of the first day of the related Due Period and (B) $1,500.00.

            "Initial Approved Opinion Resorts" shall mean the following resorts:
MountainLoft(TM), Laurel Crest(TM), Shore Crest Vacation Villas I and II(TM), Harbour Lights(TM), The Lodge Alley Inn(TM), The Falls Village(TM), Christmas Mountain Village(TM), Orlando's Sunshine Resort(TM) I & II, Solara Surfside(TM), Shenendoah Crossing(TM), La Cabana Beach & Racquet Club, Casa del Mar Beach Resort, Grande Villas at World Golf Village(R), Mountain Run at Boyne(TM), The Hammocks at Marathon(TM) and The Fountains(TM).

            "Initial  Approved  Non-Opinion  Resorts"  shall mean the  following resorts: Via Roma Beach Resort, Dolphin Beach Club, Fantasy Island Resort II, Gulfstream Manor, Resort Sixty-Six, Outrigger Beach Club, Players Club, Mariner's Boathouse, Tropical Sands Resort, Windward Passage Resort, Landmark Holiday Beach Resort, Ocean Towers Beach Club, and Panama City Resort & Club.

            "Initial Funding Date" shall mean the initial Funding Date.

            "Initial Payment Date" shall mean the Payment Date occurring after the Initial Funding Date for which there are Available Funds.

            "Intangible Assets" shall mean a non-physical, non-current right that gives Bluegreen or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, government licenses (e.g., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas (all as determined in accordance with GAAP).

            "Intended Tax Characterization"  shall have the meaning specified in
Section 4.2(b) of the Indenture.

            "Interest Accrual Period" shall mean with respect to (i) any Payment Date other than the Initial Payment Date, the period from and including the immediately preceding Payment Date through but not including such Payment Date and (ii) the Initial Payment Date, the period from and including the Initial Funding Date through but excluding the Initial Payment Date.

            "Interest Distribution Amount" shall equal, for a Class of Notes and on any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the related Note Rate on the weighted average of the Outstanding Note Balance of such Class of Notes immediately prior to such Payment Date and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for such Class of Notes, plus, to the extent permitted by applicable law, interest on such unpaid amount at the related Note Rate. The Interest Distribution Amount shall be calculated on an actual/360 basis.

            "Interpretation" as used in Sections 6.1 and 6.2 of the Note Funding Agreement with respect to any law or regulation means the interpretation or application of such law or regulation by any Governmental Authority (including, without limitation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government), central bank, accounting standards board or any comparable entity.

            "Investing Office" shall mean initially, the office of any Purchaser (if any) designated as such, in the case of any initial Purchaser, in its Joinder Supplement and, in the case of any Assignee, in the related Transfer Supplement, and thereafter, such other office of such Purchaser or Assignee as may be designated in writing to the Agent, the Issuer, the Servicer and the Indenture Trustee by such Purchaser or Assignee.

            "Issuer" shall mean BXG Receivables Note Trust 2004-C, a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

            "Issuer Order" shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Issuer or Administrator.

            "Knowledge" means:

            (a) as to any natural Person (other than the Indenture Trustee), the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance; provided, however, that each such Person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance would have been known had such Person exercised commercially reasonable due diligence; and

            (b) as to any Person that is not a natural Person (other than the Indenture Trustee), that (i) the fact, event or circumstance at issue is brought to the attention of a Responsible Officer or (ii) notice has been delivered to such Person in accordance with the provisions of the relevant Transaction Documents; provided, however, that each such Person that is not a natural person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance would have been brought to the attention of a Responsible Officer if the Person or Responsible Officers of such Person had exercised commercially reasonable due diligence; and

            (c) with respect to the Indenture Trustee, the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance.

            "La Cabana Resort" shall mean the Resort located in Aruba known as the La Cabana Beach & Racquet Club.

            "Land Receivable" shall mean a loan which was originated in connection with a sale of property by Bluegreen Communities where Bluegreen provided seller financing for the purchase of such property.

            "Large Loan" shall mean a Timeshare Loan with a Loan Balance in excess of $25,000.

            "Leverage Ratio" shall mean with respect to any Person as of a date of determination, the ratio of (i) the Total Liabilities (less Subordinated Indebtedness) of such Person on such date to (ii) the Tangible Net Worth of such Person on such date.

            "LIBOR Business Day" means any day (a) other than (i) a Saturday, Sunday or (ii) other day on which banks are required or authorized to close in London or New York City and (b) on which dealings in foreign currency and exchange are carried on in the London interbank market

            "LIBOR" will be determined for any Payment Date on the second LIBOR Business Day prior to commencement of the related Interest Accrual Period (each such date, an "Interest Determination Date"). The Agent will determine LIBOR for such Interest Accrual Period on the basis of the offered rates for one-month
U.S. dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this definition of LIBOR "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major bank(s).

            On each Interest Determination Date, LIBOR for the applicable Interest Accrual Period will be established by the Agent as follows:

            (a) If on such Interest Determination Date two or more quotations appear on the Telerate Page 3750, LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0001%).

            (b) If on such Interest Determination Date no quotations appears on the Telerate Page 3750, LIBOR for the related Interest Accrual Period shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0001%) of the one-month U.S. dollar lending rates offered by HSBC Bank plc, Barclays Bank plc or Lloyds Bank Limited in the London interbank market are quoting at approximately 11:00 a.m. (New York City time) on the relevant Interest Determination Date.

            (c) LIBOR shall be adjusted to take account of all Breakage Costs incurred by the applicable Purchaser during such Interest Accrual Period.

            The establishment of LIBOR on each Interest Determination Date by the Agent and the Agent's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

            "LIBOR Disruption Event" means, for any Interest Accrual Period and any Purchaser, any of the following: (a) a determination by such Purchaser that it would be contrary to law applicable to such Purchaser or to the directive of any central bank or other Governmental Authority having jurisdiction over such Purchaser to obtain United States dollars in the London interbank market to fund its investment in its interest in the Notes for such Interest Accrual Period or
(b) the inability of such Purchaser by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its investment in its interest in the Notes for such Interest Accrual Period.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

            "Liquidation" means with respect to any Timeshare Loan, the sale or compulsory disposition of the related Timeshare Property, following foreclosure, forfeiture or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

            "Liquidation Expenses" shall mean, with respect to a Defaulted Timeshare Loan, as of any date of determination, any reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Section 5.3(b) in the Indenture, including, but not limited to, (i) any foreclosure or forfeiture and other repossession expenses incurred with respect to such Timeshare Loan, (ii) commissions and marketing and sales expenses incurred by the Servicer with respect to the remarketing of the related Timeshare Property (such expenses to be the sales and marketing expenses for timeshare properties as specified in the most recent 10K or 10Q filing by Bluegreen), and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any assessed and unpaid Association fees and real estate taxes).

            "Liquidation Proceeds" means with respect to the Liquidation of any Timeshare Loan, the amounts actually received by the Servicer in connection with such Liquidation.

            "Liquidity Agreement" shall mean that certain liquidity agreement dated December 31, 2004, by and among Branch Banking and Trust Company, as agent thereunder, Branch Banking and Trust Company, as a Liquidity Institution and such other Liquidity Institutions as may become a party thereto, and the Structured Purchaser.

            "Liquidity Institution" shall mean any bank or other financial institution extending or having a commitment to extend funds to or for the account of the Structured Purchaser (including by agreement to purchase an assignment of or participation in Notes) under the Liquidity Agreement. For the avoidance of doubt, pursuant to the Liquidity Agreement, Branch Banking and Trust Company is a Liquidity Institution.

            "Loan Balance" shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan). For purposes of clause (ii) of the definition of Default Level (Trust Estate) only, Loan Balance shall be net of Net Liquidation Proceeds from disposition of Timeshare Properties to persons other than the Servicer during such Due Period.

            "Lockbox Account" shall mean the account maintained pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.

            "Lockbox Agreement" shall mean the deposit control agreement, dated as of December 1, 2004, by and among the Issuer, the Indenture Trustee and the Lockbox Bank.

            "Lockbox Bank" shall mean Fleet National Bank, a national banking association or such other provider upon agreement of the Servicer, the Issuer and the Agent.

            "Lockbox Fee" shall mean on each Payment Date, the fee payable by the Issuer to the Lockbox Bank in accordance with the Lockbox Agreement.

            "Maximum Facility Balance" shall equal the sum of the Maximum Outstanding Class A Note Balance, the Maximum Outstanding Class B Note Balance, the Maximum Outstanding Class C Note Balance, and the Maximum Outstanding Class D Note Balance. The initial Maximum Facility Balance shall be $100,000,000. At no time shall the Maximum Facility Balance exceed $150,000,000.

            "Maximum Outstanding Class A Note Balance" shall equal $55,294,000 or such amount as may be increased or reduced in accordance with the Note Funding Agreement.

            "Maximum Outstanding Class B Note Balance" shall equal $13,528,000 or such amount as may be increased or reduced in accordance with the Note Funding Agreement.

            "Maximum Outstanding Class C Note Balance" shall equal $14,704,000 or such amount as may be increased or reduced in accordance with the Note Funding Agreement.

            "Maximum Outstanding Class D Note Balance" shall equal $16,474,000 or such amount as may be increased or reduced in accordance with the Note Funding Agreement.

            "Misdirected Deposits" shall mean such payments that have been deposited to the Collection Account in error.

            "Monthly  Servicer  Report"  shall  have the  meaning  specified  in
Section 5.5 of the Indenture.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall mean, with respect to a Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the

Club Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

            "Mortgage Note" shall mean, with respect to a Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Club Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Net Liquidation Proceeds" shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

            "New Equity" shall mean the aggregate proceeds of all Equity Offerings after the Closing Date.

            "New  Servicing  Fee Proposal"  shall have the meaning  specified in
Section 5.4 of the Indenture.

            "Non-Bluegreen Owned Resort" shall mean a Resort that is not owned by Bluegreen.

            "Non-Committed Purchaser" shall mean a Purchaser that is not a Committed Purchaser.

            "Note Funding Agreement" shall mean that certain Note Funding Agreement dated December 1, 2004, by and among the Issuer, Bluegreen, the Depositor, the Agent and the Purchasers named therein.

            "Note Rate" means, with respect to any Interest Accrual Period, any Purchaser's interest in the Notes, and a Class of Notes, the weighted average during such Interest Accrual Period of:

            (a) except if the Agent shall have delivered to the Issuer and the Servicer a Note Rate Notice and such Note Rate Notice has not been terminated by the Agent, (i) if such Purchaser funded all or part of its interest in the Notes through the issuance of commercial paper, then with respect to such interest in the Notes or part thereof, the CP Rate plus the applicable Note Rate Spread, and
(ii) if such Purchaser funded all or part of its interest in the Notes other than through its issuance of commercial paper or is not a Committed Purchaser, then with respect to such interest in the Notes or part thereof a rate per annum equal to the Alternate Rate plus the applicable Note Rate Spread, and

            (b) if the Agent shall have delivered to the Issuer and the Servicer a Note Rate Notice, until the Agent shall have terminated such Note Rate Notice, the Base Rate plus, for each Class of Notes, 4.00% (plus, without duplication, any Breakage Costs incurred during each such Interest Accrual Period).

            "Note Rate Notice" shall mean a notice delivered by the Agent to the Issuer and the Servicer, delivered any time during the continuation of a Funding Termination Event (other than a Funding Termination Event that has occurred solely by reason of a Cash Accumulation Event that has occurred prior to the Commitment Expiration Date) or any time on or after the Facility Termination Date (other than if the Facility Termination Date has occurred solely by reason of the occurrence of the Commitment Expiration Date), specifying that the Note Rate shall be based on the Base Rate plus 4.00%.

            "Note Rate Spread" shall mean:

            (a) prior to December 29, 2005 (and the Agent shall not have delivered a Note Rate Notice), for the Class A Notes, 0.80000%, the Class B Notes, 1.16525%, the Class C Notes, 1.50000% and the Class D Notes, 2.00000%; and

            (b) on and after December 29, 2005 (and the Agent shall not have delivered a Note Rate Notice), the Note Rate Spread for each Class of Notes shall be increased by 0.50% every six months commencing on December 29, 2005; provided, that at no time shall the Note Rate (including the Note Rate Spread) exceed Base Rate plus 4.00%.

            "Note Register" shall have the meaning specified in Section 2.4(a) of the Indenture.

            "Note Registrar" shall have the meaning specified in Section 2.4(a) of the Indenture.

            "Noteholder" shall mean any holder of a Note of any Class.

            "Notes" shall mean collectively, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

            "Oasis Lakes Loan" shall mean a loan which was originated in connection with a sale of timeshare properties at the Oasis Lakes Resort by Lake Eve Development.

            "Obligor" shall mean the related obligor under a Timeshare Loan.

            "Officer's Certificate" shall mean a certificate executed by a Responsible Officer of the applicable party.

            "Opinion of Counsel" shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

            "Optional Purchase Limit" shall mean, on any date, an amount equal to (x) 15% of the then Aggregate Initial Loan Balance less (y) the aggregate Loan Balances (as of the related purchase dates or release dates, as applicable) of all Defaulted Timeshare Loans (a) previously purchased by the Seller pursuant to the Sale Agreement or the Purchase Agreement and (b) previously released pursuant to Section 4.7(c) of the Indenture.

            "Optional Redemption Date" shall mean the first date in which the Aggregate Outstanding Note Balance is less than or equal to 10% of the then Aggregate Initial Note Balance.

            "Optional Substitution Limit" shall mean, on any date, an amount equal to (x) 20% of the then Aggregate Initial Loan Balance less (y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the Club Originator pursuant to the Sale Agreement or the Purchase Agreement

            "Original Club Loan" shall mean a Timeshare Loan for which the related Obligor and the Club Originator have elected to effect an Upgrade.

            "Originator" shall mean either the Club Originator or the Aruba Originator.

            "Outstanding" shall mean, with respect to the Notes and Borrowings evidenced thereby, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

            (a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

            (b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes or previously paid; and

            (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, Notes owned by Bluegreen, the Depositor, the Issuer or any Affiliate of the foregoing shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

            "Outstanding Note Balance" shall mean as of any date of determination and Class of Notes, the aggregate amount of Borrowings Outstanding in respect of such Class; provided, however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, "Outstanding Note Balance" shall exclude Notes which are held by Bluegreen, the Depositor or any Affiliates thereof.

            "Owner" shall mean the owner of the Trust Certificate issued by the Issuer pursuant to the Trust Agreement, which shall be GSS Holdings, Inc.

            "Owner Beneficiary" shall have the meaning specified in the Club Trust Agreement.

            "Owner Beneficiary Agreement" shall mean the purchase agreement entered into by each obligor and the Developer with respect to the Club Loans.

            "Owner Beneficiary Rights" shall have the meaning specified in the Club Trust Agreement.

            "Owner Trustee" shall mean Wilmington Trust Company ("WTC"), a Delaware banking corporation, or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

            "Owner Trustee Corporate Trust Office" shall mean Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

            "Owner Trustee Fee" shall mean for each Payment Date an amount equal to the product of (i) one-twelfth and (ii)(A) prior to the Owner Trustee becoming successor Administrator, $6,000.00 and (B) upon the Owner Trustee becoming successor Administrator, $5,000.00.

            "Paying Agent" shall mean any Person authorized under the Indenture to make the distributions required under Sections 3.4 of the Indenture, which such Person initially shall be the Indenture Trustee.

            "Payment Date" shall mean the fifth day of each month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.

            "Payment Default Event" shall have occurred if (i) each Class of Notes shall become due and payable pursuant to paragraph (a) of the definition of Event of Default or (ii) each Class of Notes shall otherwise become due and payable following an Event of Default under the Indenture and the Agent has, in its good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance.

            "Percentage Interest" shall mean with respect to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, 47.0%, 11.50%, 12.50%, and 14.00%, respectively.

            "Permitted  Liens" shall mean (a) with respect to Timeshare Loans in the Trust Estate, Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Depositor and the Issuer created pursuant to the Transaction Documents, and (iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture;
(b) with respect to the related Timeshare Property, materialmen's, warehousemen's, mechanic's and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Depositor pursuant to the Purchase Agreement, and (iv) the Obligor's interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security in the Trust Estate, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

            "Person" means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

            "Placement Agent" shall mean BB&T Capital Markets, a division of Scott & Stringfellow, Inc..

            "Portfolio Loans" shall mean all assets serviced by the Servicer other than Land Receivables, RDI Loans, Sampler Loans, Conversion Loans and Oasis Lakes Loans.

            "Predecessor Servicer Work Product" shall have the meaning specified in Section 5.4(b) of the Indenture.

            "Principal Distribution Amount" shall equal for any Payment Date and Class of Notes, the product of (a) such Class' Percentage Interest and (b) the Aggregate Principal Distribution Amount.

            "Purchase Agreement" shall mean the purchase and contribution agreement, dated as of December 1, 2004, between the Seller and the Depositor pursuant to which the Seller sells, from time to time, Timeshare Loans to the Depositor.

            "Purchaser" shall mean a Committed Purchaser, a Non-Committed Purchaser or a Structured Purchaser, as the context shall require.

            "Purchaser Register" shall have the meaning specified in Section 8.2 of the Note Funding Agreement.

            "Qualified Hedge Counterparty" shall mean (a) Branch Banking and Trust Company or an Affiliate thereof or (b) any financial institution with a short term rating of at least "A-1+" from S&P (or "A-1" if such institution has a long term credit rating of "AA" or higher) and "P-1" from Moody's or (c) for existing Hedge Agreements which may be novated with the Agent's consent, Barclays Bank plc, Credit Suisse First Boston LLC and ING Capital LLC.

            "Qualified  Substitute  Timeshare  Loan" shall mean a timeshare loan
(i) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balance of the Timeshare Loan being substituted on the related Transfer Date, and (ii) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Sale Agreement and the Purchase Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan, and (iii) the stated maturity of such Qualified Substitute Timeshare Loan is not later than the Payment Date in October 2016; provided that there will be no age requirement if a

Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor.

            "Rating Agency" shall mean (A) any rating agency that, at the request of the Servicer, the Issuer or the Agent, shall provide a rating for any Class of Notes (it being the intent that none of the foregoing parties shall seek a rating for the benefit of the Committed Purchasers and that any ratings requested shall be paid for by the Agent) or (B) in the case of the calculation of clause (ii) of the definition of Borrowing Base Percentage, each rating agency for which a special request has been made as to required percentage credit enhancement or each rating agency which shall have provided a rating in a recent securitization of timeshare loans originated by Bluegreen or one of its Affiliates. If the Rating Agency is S&P, all notices shall be delivered to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance.

            "RCI" shall mean Resorts Condominium International, Inc. (or one of its wholly owned subsidiaries).

            "RDI Loan" shall mean a Portfolio Loan originated by RDI Group, Inc. or one of its Affiliates (other than Bluegreen).

            "Receivables" means the payments required to be made pursuant to a Timeshare Loan.

            "Receivables Collateral" shall have the meaning specified in Section 3 of the Sale Agreement.

            "Record Date" shall mean, with respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month such Payment Date occurs.

            "Redemption Date" shall mean with respect to the redemption of the Notes on or after the Optional Redemption Date, the date fixed pursuant to
Section 14.1 of the Indenture.

            "Redemption Price" shall mean, with respect to each Class of Notes, the sum of the Outstanding Note Balance of such Class of Notes, together with interest accrued thereon at the applicable Note Rate up to and including the Redemption Date.

            "Related  Security"  shall mean with respect to any Timeshare  Loan,
(i) all of the Issuer's interest in the Timeshare Property arising under or in connection with the related Mortgage, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, and (iv) all other security and books, records and computer tapes relating to the foregoing.

            "Repurchase Price" shall mean with respect to any Timeshare Loan to be purchased by the Seller pursuant to the Sale Agreement or the Purchase Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such purchase or repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date in the then current Due Period.

            "Request for Release" shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

            "Required Hedge Amount" shall mean for any Funding Date, an amount equal to the product of (x) the Borrowing Base Percentage and (y) the aggregate Loan Balance of Timeshare Loans related to the Borrowing on such Funding Date.

            "Required Payments" shall mean each of the items described in (i) through (xvi) of Section 3.4 of the Indenture.

            "Required Purchasers" shall mean, at any time, Purchasers representing 66-2/3% of the sum of the Outstanding Note Balance of Non-Committed Purchasers and the Commitments of the Committed Purchasers; provided, however, with respect to items specifically reserved for Committed Purchasers or the Structured Purchaser in the Note Funding Agreement, Required Purchasers shall mean 66-2/3% of the Committed Purchasers or the Structured Purchaser, respectively.

            "Requirements of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reservation System": The reservation system utilized by the Club and owned and managed by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

            "Residual Interest Certificate" shall mean the certificate issued under the Trust Agreement, which represents the economic residual interest of the Trust formed thereunder.

            "Residual Interest Owner" shall mean the owner of the Residual Interest Certificate issued by the Issuer pursuant to the Trust Agreement, which shall initially be the Depositor.

            "Resort" shall mean, as the context shall require, the resort at which the Timeshare Property related to a Timeshare Loan is located.

            "Resort   Interests"  shall  mean  as  defined  in  the  Club  Trust
Agreement.

            "Responsible Officer" shall mean (a) when used with respect to the Owner Trustee or the Indenture Trustee, any officer assigned to the Owner Trustee Corporate Trust

Office or the Corporate Trust Office, respectively, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, the Chief Financial Officer, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.

            "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Sale Agreement" shall mean that certain Sale Agreement, dated as of December 1, 2004, between the Depositor and the Issuer pursuant to which the Depositor sells Timeshare Loans, from time to time, to the Issuer.

            "Sampler Loan" shall mean a loan originated by Bluegreen in connection with Bluegreen's Sampler or Sampler Plus programs.

            "Schedule of Timeshare Loans" shall mean the list of Timeshare Loans delivered pursuant to the Sale Agreement, as amended from time to time to reflect repurchases, substitutions, and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of the Indenture, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns:

            1     Name of Obligor

            2     Condo Ref/Loan Number

            3     Interest Rate Per Annum

            4     Date of Origin

            5     Maturity

            6     Sales Price

            7     Monthly Payment

            8     Original Loan Balance

            9     Original Term

            10    Outstanding Loan Balance

            11    Down Payment

            12    First payment date

            If the Schedule of Timeshare Loans is provided in electronic format, it shall be substantially in the form of Exhibit E to the Custodial Agreement (which, in any event, shall contain all the information specified above.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Seller" shall mean Bluegreen.

            "Sequential Pay Event" shall mean either a Payment Default Event or a Trust Liquidation Event.

            "Servicer" shall mean Bluegreen in its capacity as servicer under the Indenture, the Backup Servicing Agreement and the Custodial Agreement, and its permitted successors and assigns.

            "Servicer Event of Default" shall mean the occurrence of any of the following:

            (a) any failure by the Servicer to make any required payment, transfer or deposit when due as required by the Indenture and the continuance of such default for a period of two (2) Business Days;

            (b) any failure by the Servicer to provide any required report within three (3) Business Days of when such report is required to be delivered pursuant to the Indenture; provided, however, that the period within which the Servicer shall deliver such reports shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay; provided, further, that such longer period shall not exceed ten (10) Business Days.

            (c) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement which has a material adverse effect on the Noteholders and such failure is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Agent, in its sole discretion, (1) that such breach cannot be cured in the 30-day period, (2) that such breach can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee's or Agent's giving written notice thereof to the Servicer; provided, however, that if such default or breach is in respect of a covenant that cannot be cured, there shall be no grace period whatsoever; or

            (d) any representation or warranty made by the Servicer in the Indenture shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Agent, in its sole discretion, (1) that such breach cannot be cured in the 30-day period, (2) that such breach can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee's or Agent's giving written notice thereof to the Servicer; provided, however, that if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or

            (e) the entry by a court having competent jurisdiction in respect of the Servicer of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

            (f) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer's failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

            (g) a Cash Accumulation Event that remains uncured for three consecutive Determination Dates;

            (h) so long as the Servicer is the Club Originator, any failure of the Club Originator to comply with its repurchase or substitution obligations specified in the Sale Agreement within the time periods specified therein;

            (i) any default of a payment obligation under any other loan facility, debt instrument or any similar financing arrangement (such facility, instrument or financing arrangement to be an obligation in excess of five percent (5%) of the Servicer's Tangible Net Worth) of the Servicer or any "event of default", "early amortization event" or similar event under any indenture, facility or agreement to which the Servicer is a party and the lapse of all relevant grace periods thereunder if the effect of the default is to cause, or permit the holders of such obligation to cause, such loan facility, debt instrument or any similar financing arrangement to become due and payable;

            (j) there shall have occurred any material adverse change in the operations of the Servicer since the Closing Date, or any other event shall have occurred which materially adversely affects the Servicer's ability to either service the Timeshare Loans or to perform under the Indenture;

            (k) a default or breach shall occur under any other agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness of the Servicer in excess of five percent (5%) of the Servicer's Tangible Net Worth, or (ii) causes, or permits any holder of such Indebtedness or a trustee or agent to cause, Indebtedness or a portion thereof in excess of five percent (5%) of the Servicer's Tangible Net Worth to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent;

            (l) the Servicer (excluding the Backup Servicer) ceases to own at least 100% of the Depositor; or

            (m) any failure by the Servicer to satisfy the Servicer Financial Covenants.

            "Servicer Financial Covenants" shall be satisfied on any date of determination if each of following is true: (a) at the end of the most recent quarter, the Servicer shall have Tangible Net Worth at least equal to 80% of its Tangible Net Worth at December 31, 2003 plus 80% of any increase in Tangible Net Worth thereafter; (b) at the end of the most recent quarter, the Servicer shall have a Leverage Ratio of no greater than 3:1; and (c) at the most recent Test Date, the average Delinquency Level (Portfolio) for the last six Test Dates is less than or equal to 9% and the average Default Level (Portfolio) for the last 12 Test Dates is less than or equal to 11%.

            "Servicer   Termination   Costs"   shall   mean  any   extraordinary
out-of-pocket expenses incurred by the Indenture Trustee associated with the transfer of servicing.

            "Servicing  Fee" shall mean for any  Payment  Date,  the  product of
(i)(A) if Bluegreen or an affiliate thereof is Servicer, one-twelfth of 1.50% and (B) if the Indenture Trustee is the successor Servicer, one-twelfth of 1.55%, and (ii) the Aggregate Loan Balance as of the first day of the related Due Period; provided that if the Indenture Trustee is the successor Servicer, it shall, after payment of the Backup Servicing Fee, be entitled to a minimum monthly payment of $5,500.00.

            "Servicing Officer" shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

            "Servicing Standard" shall mean, with respect to the Servicer and the Backup Servicer a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (i) any relationship that it or any of its Affiliates may have with the related Obligor, and (ii) its right to receive compensation for its services under the Indenture or with respect to any particular transaction.

            "Similar Law" shall mean the prohibited transaction rules under ERISA or section 4975 of the Code or any substantially similar provision of federal, state or local law.

            "Stated Maturity" shall mean the Payment Date occurring in October 2017.

            "Statutory Trust Statute" shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq., as the same may be amended from time to time.

            "Structured Hedge Agreements" shall mean any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, rate linked, index linked, insurance risk linked, credit risk linked or otherwise) entered into by the Structured Purchaser with the consent of the Agent.

            "Structured Purchaser" shall mean Legacy Capital Company, LLC or an Eligible Lender.

            "Subordinated Indebtedness" shall mean as of any date of determination (A) the current outstanding balance of indebtedness of Bluegreen which is denoted in Bluegreen's audited financial statements in effect on the Closing Date as "8.25% convertible subordinated debentures" that is outstanding on the Closing Date plus (B) any subordinated indebtedness thereafter approved as such by the Agent for purposes of the calculation of the Servicer Financial Covenants.

            "Subsequent Cut-Off Date" shall mean with respect to any Transfer Date, (i) the close of business on the last day of the Due Period immediately preceding such Transfer Date or (ii) such other date designated by the Servicer.

            "Subsequent Funding Date" shall mean any Funding Date other than the Initial Funding Date.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms of thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Substitution Shortfall Amount" shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

            "Takeout Financing" shall mean any securitization or other financing of the assets securing the Notes.

            "Tangible Net Worth" shall mean Consolidated Net Worth minus Intangible Assets plus Subordinated Indebtedness.

            "Test Date" shall mean the last Business Day of the second calendar month preceding a Payment Date.

            "Timeshare Declaration" shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

            "Timeshare Loan" shall mean a Club Loan, Aruba Loan or a Qualified Substitute Timeshare Loan, subject to the lien of the Indenture. As used in the Transaction Documents, the term "Timeshare Loan" shall include the related Mortgage Note, Mortgage, the Finance Agreement and other Related Security contained in the related Timeshare Loan Documents.

            "Timeshare Loan Acquisition Price" shall mean with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued and unpaid interest thereon up to and including the related Cut-Off Date.

            "Timeshare Loan Documents" shall mean with respect to each Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files, and (ii) Timeshare Loan Servicing Files.

            "Timeshare Loan File Deficiency" shall mean any Timeshare Loan for which the related Timeshare Loan File does not contain any of (i) the original recorded Mortgage, (ii) the original recorded Assignments of Mortgage (which may be a part of a blanket assignment of more than one Club Loan), showing the assignment of such Club Loan from the Club Originator, along with any intervening assignments, to the Indenture Trustee, or (iii) a final original lender's title insurance policy showing no exceptions to coverage.

            "Timeshare Loan File Deficiency Excluded Balance" shall mean for any date of determination and for all Timeshare Loans related to a Custodian's Certification that is (i) between 90 days and 179 days old, the amount by which
(A) the aggregate Loan Balance of all Timeshare Loans related to such Custodian's Certification that have a Timeshare Loan File Deficiency, exceeds
(B) the product of 25% and the aggregate Loan Balance of all Timeshare Loans related to the Custodian's Certification that is between 90 days and 179 days old, and (ii) 180 or more days old, the aggregate Loan Balance of all Timeshare Loans related to such Custodian's Certification that have a Timeshare Loan File Deficiency, if any.

            "Timeshare Loan Files" shall mean, with respect to a Timeshare Loan, all documents related to such Timeshare Loan, including:

            1. with respect to a Club Loan (other than an Aruba Club Loan), the original Mortgage Note executed by the Obligor, endorsed either as (i) "Pay to the order of ________, without recourse, representation or warranty" (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the Club Originator (such Authorized Officer's signature may be computer generated), or (ii) a chain of endorsement as follows: "Pay to the order of Bluegreen Receivables Finance Corporation IX, without recourse, representation or warranty",

                  "Pay to the order of BXG Receivables Note Trust 2004-C, without recourse, representation or warranty" and "Pay to the order of U.S. Bank National Association, as Indenture Trustee, without recourse, representation or warranty except as provided in the Indenture dated as of December 1, 2004" (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the Club Originator, the Depositor and the Issuer (such Authorized Officer's signature may be computer generated), respectively (in the case of both clauses (i) and (ii) above, together with a complete chain of endorsements from the original payee to the Club Originator, if applicable);

            2.    with  respect to a Club Loan  (other than an Aruba Club Loan),
                  (i) an original Mortgage with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) if such Mortgage has not yet been returned to the Club Originator by such recording office, a photocopy of the unrecorded Mortgage that has been delivered to such recording office (with evidence that such Mortgage has been delivered to the appropriate recording office for recording,);

            3.    with  respect to a Club Loan  (other than an Aruba Club Loan),
                  (i) original recorded Assignments of Mortgage (which may be a part of a blanket assignment of more than one Club Loan), showing the assignment of such Club Loan from the Club Originator, along with any intervening assignments, to the Indenture Trustee, or (ii) if such Assignments of Mortgage have not yet been returned to the Club Originator by the related recording office, a photocopy of the unrecorded Assignments of Mortgage that have been delivered to such recording office (which may be a part of a blanket assignment of more than one Club Loan), showing the assignment of such Club Loan from the Club Originator, along with any intervening assignments, to the Indenture Trustee (with evidence (a copy of (A) the Federal Express (or similar service) receipt and
                  (B) the check made payable to the applicable recording office, being sufficient evidence) that such Assignments of Mortgage have been delivered to the appropriate recording office for recording), or (iii) if the related Mortgage has not yet been returned to the Club Originator such that the related Assignments of Mortgage can not yet be filed, (A) evidence that that such Mortgage has been delivered to the appropriate recording office for recordation (the evidence in paragraph 2 above being sufficient) and (B) Assignments of Mortgage in recordable form (other than the Mortgage recording information) executed by an Authorized Officer of the Club Originator (which may be by facsimile signature) showing the assignment of such Club Loan from the Club Originator, along with any intervening assignments, to the Indenture Trustee;

            4. with respect to a Club Loan, the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

            5.    with  respect to a Club Loan  (other than an Aruba Club Loan),
                  (i) a copy of any recorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned to the Club Originator, a copy of a warranty deed sent for recording;

            6. with respect to a Club Loan (other than an Aruba Club Loan), either (i) a final original lender's title insurance policy showing no exceptions to coverage or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (which may be a blanket commitment), in all cases referencing such Timeshare Loan and insuring Bluegreen Corporation and its successors and/or assigns;

            7. the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the Club Originator to be a true and correct copy, current and historical computerized data files;

            8. the original of any assumption agreement or any refinancing agreement;

            9. all related owner beneficiary agreements, finance applications (including related Finance Agreements, if applicable), sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;

            10. all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan; and

            11. any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loans Files pursuant to the Indenture, the Credit Policy or the other Transaction Documents, if any.

            "Timeshare Loan Rate" shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.

            "Timeshare Loan Servicing Files" shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (i) the original truth-in-lending disclosure statement executed by such Obligor, as applicable, (ii) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (iii) all papers and computerized records customarily maintained by the Servicer in


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

servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (iv) each Timeshare Program Consumer Document and Timeshare Program Governing Document Declaration, if applicable, related to the applicable Timeshare Property.

            "Timeshare Program" shall mean the program under which (1) an Obligor has purchased a Timeshare Property and (2) an Obligor shares in the expenses associated with the operation and management of such program.

            "Timeshare Program Consumer Documents" shall mean, as applicable, the Owner Beneficiary Agreement, Finance Agreement, Mortgage Note, Mortgage, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, the Timeshare Project exchange affiliation agreement and other documents, disclosures and advertising materials used or to be used by an Originator in connection with the sale of Timeshare Properties.

            "Timeshare Program Governing Documents" shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

            "Timeshare Projects" shall mean the part of the Resorts described in Exhibit C to the Sale Agreement related to any Timeshare Loan.

            "Timeshare Property" shall mean (i) with respect to a Club Loan, a fractional fee simple timeshare interest in a Unit in a Resort entitling the related Obligor to the use and occupancy of a Unit at the Resort for a specified period of time each year or every other year in perpetuity and (ii) with respect to an Aruba Loan, shares in the related Association at the La Cabana Beach & Racquet Club in Aruba entitling the related Obligor to the use and occupancy of a fixed Unit at such Resort for a fixed period of time each year or every other year for the duration of the long-term lease of such resort.

            "Total Liabilities" shall mean the Indebtedness of Bluegreen which is denoted in Bluegreen's audited financial statements as "Total Liabilities" as filed with the Securities and Exchange Commission from time to time and in accordance with GAAP.

            "Transaction Documents" shall mean the Indenture, the Purchase Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Custodial Agreement, the Note Funding Agreement, the Fee Letter, and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.

            "Transfer Date" shall mean with respect to a Qualified Substitute Timeshare Loan, the date on which the Seller substitutes one or more Timeshare Loan in accordance with Section 4.6 of the Indenture.

            "Treasury Regulations" shall mean the regulations, included proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

            "Trust" shall mean the Issuer.

            "Trust Accounts" shall mean collectively, the Lockbox Account, the Collection Account and the General Reserve Account.

            "Trust Agreement" shall mean the Trust Agreement, dated November 2, 2004, by and among Bluegreen Receivables Finance Corporation IX, GSS Holdings, Inc. and Wilmington Trust Company.

            "Trust Certificate" shall mean the certificate issued under the Trust Agreement, which represents the sole equity interest in the Trust formed thereunder.

            "Trust Company" shall have the meaning specified in the Trust Agreement.

            "Trust Estate" shall have the meaning specified in the Granting Clause of the Indenture.

            "Trust Estate Liquidation Event" shall have the meaning specified in
Section 6.6(b) of the Indenture.

            "Trust  Paying  Agent"  shall have the meaning  specified in Section
3.13 of the Trust Agreement.

            "UCC" shall mean the Uniform Commercial Code as from time to time in affect in the applicable jurisdiction or jurisdictions.

            "Unit(s)": One individual air-space condominium unit, cabin, villa, cottage or townhome within a Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

            "Upgrade" shall mean the process in which the an Obligor of an Original Club Loan elects to (a)(i) reconvey the existing Club Property for a new Club Property and (ii) cancels the Original Club Loan in exchange for a Upgrade Club Loan secured by such new Club Property or (b)(i) acquire additional Club Property and (ii) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the Club Originator secured by the existing Club Property and the additional Club Property.

            "Upgrade Club Loan" shall mean the new timeshare loan originated by the Club Originator in connection with an Upgrade.

            "Vacation Points" shall have the meaning specified in the Club Trust Agreement.


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